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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                 Date of earliest event reported:  May 1, 2000

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                              THE BIGHUB.COM, INC.

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             (Exact Name of Registrant as Specified in Its Charter)

          Florida                     0-27107                 65-050634
        -----------              ------------------       ----------------
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)         Identification No.)

 2939 Mossrock, Suite 100, San Antonio, Texas                      78230
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   (Address of principal executive offices)                      (Zip Code)


   Registrant's telephone number, including area code          (210) 979-9228

                                 --------------


                                      N/A

                                      ---

         (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of Approximately 52% of Next Generation Media Corporation
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Outstanding Stock
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On May 1, 2000, The BigHub.com, Inc. ("BigHub") purchased approximately 52% of the issued and outstanding capital stock of Next Generation Media Corporation ("NexGen"), from Gerard Bernier, Joel Sens, John Banas, and an aggregate of 25 other shareholders of NexGen.

BigHub purchased the shares of NexGen common stock using shares of BigHub common stock as consideration. The NexGen common stock was valued at $1.70 per share, while BigHub's common stock was valued at $5.00 per share, both based on market prices of the stock. The securities purchased from NexGen consisted of (i) 661,404 shares of NexGen common stock which were converted from 247,365 shares of NexGen's Series A Preferred Stock held by 25 shareholders (the "Series A Preferred Stockholders"); (ii) 94,581 shares of NexGen common stock paid to the Series A Preferred Stockholders as dividends; (iii) options to purchase 164,915 shares of NexGen common stock, with an exercise price of $.16 per share, assigned to BigHub by the Series A Preferred Stockholders; (iv) options to purchase 300,000 shares of NexGen common stock, with an exercise price of $.50, from Gerard R. Bernier and Joel Sens; and (v) 2,419,115 shares of common stock held by Gerard Bernier, Joel Sens and John Banas.

The total number of BigHub shares paid as consideration for the NexGen securities was 1,079,545, which were valued under the transaction at an aggregate price of $5,397,725. Gerard Bernier, Joel Sens, and John Banas, received an aggregate of 822,499 shares of BigHub common stock, while the remaining shareholders of NexGen received an aggregate of 257,046 shares of BigHub common stock. In addition, Mr. Bernier and Mr. Sens received options to purchase 300,000 shares of BigHub's common stock at an exercise price of $1.25 per share and options to purchase an aggregate of 400,000 shares of BigHub's common stock at an exercise price of $5.50 per share.

The terms of the purchase were the result of arms-length negotiations. None of the shareholders of NexGen were previously affiliated with BigHub.

NexGen is a holding company consisting of two wholly owned subsidiaries, United Marketing Solutions, Inc. ("United") and Independent News, Inc. ("Independent News"). United, headquartered in Springfield, Virginia, is a leading provider of direct mail coupons with a distribution of over 20 million households annually in the United States. Through its franchise business model, United offers small businesses, major retailers and national advertisers a comprehensive array of marketing and advertising solutions. BigHub and NexGen will commence the redesign and expansion of United's current Internet site, iSHOPol.com, creating an affiliate web site that will be accessible throughout BigHub's extensive network. The new site will have the ability to provide users with online coupons from local and national retailers and service providers

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throughout the United States. The consumers will be able to enter their zip codes and a search category (such as restaurants, drycleaners, hair salons, supermarkets, etc.) to access local coupon offerings. The consumers will then be able to print the coupons and bring them to the applicable local establishments for redemption. BigHub will also provide additional content, community and commerce to the iSHOPol.com web site and advertising will be placed in the locally distributed newspapers.

Independent News produces weekly and monthly newspapers in the New Jersey area with an annual circulation of approximately 4 million households.

Aside from the additional business plans described in this Item, BigHub generally intends to support NexGen and its subsidiaries in continuing in their regular course of business.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     The financial statements required by this item are impracticable to present at the time, but will be filed within sixty days after the filing date of this initial report on Form 8-K/A.

(b)  Pro Forma Financial Information.

     The financial statements required by this item are impracticable to present at the time, but will be filed within sixty days after the filing date of this initial report on Form 8-K/A.

(c)  Exhibits.

EXHIBIT
NUMBER                           DESCRIPTION
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  2.1     Stock Purchase Agreement, dated March 16, 2000, by and among The
          BigHub.com, Inc., Next Generation Media Corporation, the "Preferred Shareholders" and the "Common Shareholders."

  2.2 Stock Purchase Agreement, dated March 16, 2000, by and among The BigHub.com, Inc., Next Generation Media Corporation, Gerard R. Bernier, and Joel Sens.

 10.1 Registration Rights Agreement, dated March 16, 2000, by and among BigHub.com, Inc. and Investors.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE BIGHUB.COM, INC.


Date:  May 15, 2000                          By: /s/ Chet Howard
                                                 _______________________________
                                             Name:   Chet Howard
                                             Title:  Chief Financial Officer

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                               INDEX TO EXHIBITS


Exhibit Number      Description of Document

2.1 Stock Purchase Agreement, dated March 16, 2000, by and among The BigHub.com, Inc., Next Generation Media Corporation, the "Preferred Shareholders" and the "Common Shareholders."

2.2 Stock Purchase Agreement, dated March 16, 2000, by and among The BigHub.com, Inc., Next Generation Media Corporation, Gerard R. Bernier, and Joel Sens.

10.1 Registration Rights Agreement, dated March 16, 2000, by and among BigHub.com, Inc. and Investors.